                               ADMINISTRATION AGREEMENT


          Agreement dated as of ____________, 1998 by and between State Street Bank and Trust Company, a Massachusetts trust company (the "Administrator"), and the CDC Funds identified in Schedule A (the "Funds").

          WHEREAS, the Funds are registered as an open-end, management investment companies under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Funds desire to retain the Administrator to furnish certain administrative services to the Funds, and the Administrator is willing to furnish such services, on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.   APPOINTMENT OF ADMINISTRATOR

          The Funds hereby appoint the Administrator to act as administrator with respect to the Funds for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein.

          The Funds will initially consist of the portfolio(s) and/or class(es) of shares (each an "Investment Fund") listed in Schedule A to this Agreement. In the event that the Funds establishes one or more additional Investment Funds with respect to which it wishes to retain the Administrator to act as administrator hereunder, the Funds shall notify the Administrator in writing. Upon written acceptance by the Administrator, such Investment Fund shall become subject to the provisions of this Agreement to the same extent as the existing Investment Funds, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Funds and their Investment Funds) may be modified with respect to each additional Investment Fund in writing by the Funds and the Administrator at the time of the addition of the Investment Fund.

2.   DELIVERY OF DOCUMENTS

          The Funds will promptly deliver to the Administrator copies of each of the following documents and all future amendments and supplements, if any:

                         a.   The Funds' Declaration of Trust;

                         b. The Funds' currently effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act and the Funds' Prospectus(es) and Statement(s) of Additional Information relating to all Investment Funds and all amendments and supplements thereto as in effect from time to time;

                         c. Certified copies of the resolutions of the Board of Trustees of the Funds (the "Board") authorizing (1) the Funds to enter into this Agreement and (2) certain individuals on behalf of the Funds to (a) give instructions to the Administrator pursuant to this Agreement and (b) sign checks and pay expenses;

                         d. A copy of the investment advisory agreement between the Funds and their investment adviser; and

                         e. Such other certificates, documents or opinions which the Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3.   REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

          The Administrator represents and warrants to the Funds that:

                         a. It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

                         b. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

                         c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

                         d. No legal or administrative proceedings have been instituted or threatened which would impair the Administrator's ability to perform its duties and obligations under this Agreement; and

                         e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.

4.   REPRESENTATIONS AND WARRANTIES OF THE FUNDS

          Each Fund represents and warrants to the Administrator that:

                         a. It is a business trust, duly organized, existing and in good standing under the laws of The Commonwealth of Massachusetts;

                         b. It has the corporate power and authority under applicable laws and by its Declaration of Trust and by-laws to enter into and perform this Agreement;

                         c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

                         d. It is an investment company properly registered under the 1940 Act;

                         e. A registration statement under the 1933 Act and the 1940 Act has been filed and will be effective and remain effective during the term of this Agreement. Each Fund also warrants to the Administrator that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Funds offer or sell their shares have been made;

                         f. No legal or administrative proceedings have been instituted or threatened which would impair the Funds' ability to perform its duties and obligations under this Agreement;

                         g. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it; and

                         h. As of the close of business on the date of this Agreement, each Fund is authorized to issue shares of beneficial interest, and it will initially offer shares, in the authorized amounts as set forth in Schedule A to this Agreement.

5.   ADMINISTRATION SERVICES

          The Administrator shall provide the following services, in each case, subject to the control, supervision and direction of the Funds and the review and comment by the Funds' auditors and legal counsel and in accordance with procedures which may be established from time to time between the Trust and the
Administrator:

                         a. Oversee the determination and publication of each Funds' net asset value in accordance with the Funds' policy as adopted from time to time by the Board;

                         b. Oversee the maintenance by each Funds' custodian of certain books and records of the Funds as required under Rule 31a-1(b) of the 1940 Act;

                         c. Prepare each Funds' federal, state and local income tax returns for review by the Funds' independent accountants and filing by the Funds' treasurer;

                         d. Review calculation, submit for approval by officers of each Fund and arrange for payment of each Funds' expenses;

                         e. Prepare for review and approval by officers of each Fund financial information for the Funds' semi-annual and annual reports, proxy statements and other communications required or otherwise to be sent to Fund shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders;

                         f. Prepare for review by an officer of and legal counsel for each Funds the Funds' periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and financial information required by Form N-1A and such other reports, forms or filings as may be mutually agreed upon;

                         g. Prepare reports relating to the business and affairs of each Fund as may be mutually agreed upon and not otherwise prepared by the Funds' investment adviser, custodian, legal counsel or independent accountants;

                         h. Make such reports and recommendations to the Board concerning the performance of the independent accountants as the Board may reasonably request;

                         i. Make such reports and recommendations to the Board concerning the performance and fees of each Funds' custodian and transfer and dividend disbursing agent ("Transfer Agent") as the Board may reasonably request or deems appropriate;

                         j. Oversee and review calculations of fees paid to each Funds' investment adviser, custodian and Transfer Agent;

                         k. Consult with each Funds' officers, independent accountants, legal counsel, custodian and Transfer Agent in establishing the accounting policies of the Funds;

                         l. Respond to, or refer to each Funds' officers or Transfer Agent, shareholder inquiries relating to the Funds;

                         m. Provide periodic testing of portfolios to assist each Funds' investment adviser in complying with Internal Revenue Code mandatory qualification requirements, the requirements of the 1940 Act and Fund prospectus limitations as may be mutually agreed upon;

                         n. Perform Blue Sky services pursuant to the specific instructions of the Funds and as detailed in Schedule B to this Agreement.

The Administrator shall provide the office facilities and the personnel required by it to perform the services contemplated herein.

6.   FEES; EXPENSES; EXPENSE REIMBURSEMENT

          The Administrator shall receive from each Fund such compensation for the Administrator's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in the Fee Schedule to this Agreement. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, each Fund shall reimburse the Administrator for its out-of-pocket costs incurred in connection with this Agreement.

          Each Fund agrees promptly to reimburse the Administrator for any equipment and supplies specially ordered by or for the Funds through the Administrator and for any other expenses not contemplated by this Agreement that the Administrator may incur on the Funds' behalf at the Funds' request or with the Funds' consent.

          Each Fund will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator. Expenses to be borne by the Funds, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Funds' registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by the Administrator under this Agreement); cost of any services contracted for by the Funds directly from parties other than the Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Funds; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, trustee or employee of the Funds; costs incidental to the preparation, printing and distribution of the Funds' registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Funds' tax returns, Form N-1A or N-2 and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing the Funds' net asset value.

     The Administrator is authorized to and may employ or associate with such person or persons as the Administrator may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Administrator and that the Administrator shall be as fully responsible to each Fund for the acts and omissions of any such person or persons as it is for its own acts and omissions.

7.   INSTRUCTIONS AND ADVICE

          At any time, the Administrator may apply to any officer of a Fund for instructions and may consult with its own legal counsel or outside counsel for the Fund or the independent accountants for the Fund at the expense of the Fund, with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement. The Administrator shall not be liable, and shall be indemnified by each Fund, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Fund. Nothing in this paragraph shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

8.   LIMITATION OF LIABILITY AND INDEMNIFICATION

          The Administrator shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers. The Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the gross negligence or willful misconduct of the Administrator, its officers or employees. The Administrator shall not be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder. In any event, the Administrator's liability under this Agreement shall be limited to its total annual compensation earned and fees paid hereunder during the preceding twelve months for any liability or loss suffered by the Funds including, but not limited to, any liability relating to qualification of the Funds as a regulated investment company or any liability relating to the Funds' compliance with any federal or state tax or securities statute, regulation or ruling.

          The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

          The Funds shall indemnify and hold the Administrator harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Funds, provided that this indemnification shall not apply to actions or omissions of the Administrator, its officers or employees in cases of its or their own gross negligence or willful misconduct.

          The indemnification contained herein shall survive the termination of this Agreement.

9.   CONFIDENTIALITY

          The Administrator agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep confidential all records and information in its possession relating to the Funds or their shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Funds.

10.  COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

          Each Fund assume full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

          In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Funds shall at all times remain the property of the Funds, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Funds pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form.

11.  SERVICES NOT EXCLUSIVE

          The services of the Administrator to the Funds are not to be deemed exclusive, and the Administrator shall be free to render similar services to others. The Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Funds from time to time, have no authority to act or represent the Funds in any way or otherwise be deemed an agent of the Funds.

12.  TERM, TERMINATION AND AMENDMENT

          This Agreement shall become effective on the date of its execution and shall remain in full force and effect from the effective date for an initial term of two years from the effective date and shall automatically continue in full force and effect after such initial term unless either party terminates this Agreement by written notice to the other party at least sixty
(60) days prior to the expiration of the initial term. Either party may terminate this Agreement at any time after the initial term upon at least sixty
(60) days' prior written notice to the other party. Termination of this Agreement with respect to any given Investment Fund shall in no way affect the continued validity of this Agreement with respect to any other Investment Fund. Upon termination of this Agreement, the Funds shall pay to the Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination. This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

13.  NOTICES

          Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other): if to the
Funds:                     , Attn:                    , fax:                   ;
if to the Administrator: State Street Bank and Trust Company, 1776 Heritage Drive, AFB-4, North Quincy, Massachusetts 02171, Attn: Fund Administration Legal Department, fax: 617-537-2578.

14.  NON-ASSIGNABILITY

          This Agreement shall not be assigned by either party hereto without the prior consent in writing of the other party, except that the Administrator may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Administrator.

15.  SUCCESSORS

          This Agreement shall be binding on and shall inure to the benefit of the Funds and the Administrator and their respective successors and permitted assigns.

16.  ENTIRE AGREEMENT

          This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

17.  WAIVER

          The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

18.  SEVERABILITY

          If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

19.  GOVERNING LAW

          This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

20.  REPRODUCTION OF DOCUMENTS

          This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.


               THE CDC FAMILY OF FUNDS


               By:
                      -----------------------------------

               Name:
                      -----------------------------------

               Title:
                      -----------------------------------



               STATE STREET BANK AND TRUST COMPANY

               By:
                      -----------------------------------

               Name:  Kathleen C. Cuocolo
                      -----------------------------------

               Title: Senior Vice President
                      -----------------------------------

ADMINISTRATION AGREEMENT



                                     SCHEDULE A
                 LISTING OF INVESTMENT FUNDS AND AUTHORIZED SHARES



             Investment Fund                           Authorized Shares
CDC U.S. Core Equity Fund                                     Unlimited
CDC Aggressive Growth Fund                                    Unlimited
CDC Global Independence Fund                                  Unlimited

ADMINISTRATION AGREEMENT



                                    SCHEDULE B
                                 Notice Filing with
                          State Securities Administrators


AT THE SPECIFIC DIRECTION OF THE FUNDS, THE ADMINISTRATOR WILL PREPARE REQUIRED DOCUMENTATION AND MAKE NOTICE FILINGS IN ACCORDANCE WITH THE SECURITIES LAWS OF EACH JURISDICTION IN WHICH FUND SHARES ARE TO BE OFFERED OR SOLD PURSUANT TO INSTRUCTIONS GIVEN TO THE ADMINISTRATOR BY THE FUNDS.

THE FUNDS SHALL BE SOLELY RESPONSIBLE FOR THE DETERMINATION (i) OF THOSE JURISDICTIONS IN WHICH NOTICE FILINGS ARE TO BE SUBMITTED AND (ii) THE NUMBER OF FUND SHARES TO BE PERMITTED TO BE SOLD IN EACH SUCH JURISDICTION. IN THE EVENT THAT THE ADMINISTRATOR BECOMES AWARE OF (a) THE SALE OF FUND SHARES IN A JURISDICTION IN WHICH NO NOTICE FILING HAS BEEN MADE OR (b) THE SALE OF FUND SHARES IN EXCESS OF THE NUMBER OF FUND SHARES PERMITTED TO BE SOLD IN SUCH JURISDICTION, THE ADMINISTRATOR SHALL REPORT SUCH INFORMATION TO THE FUNDS, AND IT SHALL BE THE FUNDS' RESPONSIBILITY TO DETERMINE APPROPRIATE CORRECTIVE ACTION AND INSTRUCT THE ADMINISTRATOR WITH RESPECT THERETO.

The Blue Sky services shall consist of the following:

                     1. Filing of Funds' Initial Notice Filings, as directed by the Funds;

                     2.   Filing of Funds' renewals and amendments as required;

                     3. Filing of amendments to the Funds' registration statement where required;

                     4.   Filing Fund sales reports where required;

                     5. Payment at the expense of the Funds of all Fund Notice Filing fees;

                     6. Filing the Prospectuses and Statements of Additional Information and any amendments or supplements thereto where required;

                     7. Filing of annual reports and proxy statements where required; and

                     8. The performance of such additional services as the Administrator and the Funds may agree upon in writing.

Unless otherwise specified in writing by the Administrator, Blue Sky services by the Administrator shall not include determining the availability of exemptions under a jurisdiction's blue sky law. Any such determination shall be made by the Funds or their legal counsel. In connection with the services described herein, the Funds shall issue in favor of the Administrator a power of attorney to submit

Notice Filings on behalf of the Funds, which power of attorney shall be substantially in the form of Exhibit I attached hereto.

                                     EXHIBIT I

                             LIMITED POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, as of ____________, 1999 that the CDC U. S. Core Equity Fund with principal offices at 9 West 57th Street, New York, New York (the "Trust") makes, constitutes, and appoints STATE STREET BANK AND TRUST COMPANY (the "Administrator") with principal offices at 225 Franklin Street, Boston, Massachusetts its lawful attorney-in-fact for it to do as if it were itself acting, the following:

1. REGISTRATION OF TRUST SHARES. The power to register shares of the Trust in each jurisdiction in which Trust shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file any and all Trust applications, including without limitation, applications to register shares, consents, including consents to service of process, reports, including without limitation, all periodic reports, claims for exemption, or other documents and instruments now or hereafter required or appropriate in the judgment of the Administrator in connection with the registration of Trust shares.

2. AUTHORIZED SIGNERS. Pursuant to this Limited Power of Attorney, individuals holding the titles of Officer, Blue Sky Manager, or Senior Blue Sky Administrator at the Administrator shall have authority to act on behalf of the Trust with respect to item 1 above.

The execution of this limited power of attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by the Administrator of such termination of authority. Nothing herein shall be construed to constitute the appointment of the Administrator as or otherwise authorize the Administrator to act as an officer, director or employee of the Trust.

IN WITNESS WHEREOF, the Trust has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.



By:
     -------------------------
Name:
     -------------------------
Title:
     -------------------------

                             LIMITED POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, as of ____________, 1999 that the CDC Aggressive Equity Fund with principal offices at 9 West 57th Street, New York, New York (the "Trust") makes, constitutes, and appoints STATE STREET BANK AND TRUST COMPANY (the "Administrator") with principal offices at 225 Franklin Street, Boston, Massachusetts its lawful attorney-in-fact for it to do as if it were itself acting, the following:

1. REGISTRATION OF TRUST SHARES. The power to register shares of the Trust in each jurisdiction in which Trust shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file any and all Trust applications, including without limitation, applications to register shares, consents, including consents to service of process, reports, including without limitation, all periodic reports, claims for exemption, or other documents and instruments now or hereafter required or appropriate in the judgment of the Administrator in connection with the registration of Trust shares.

2. AUTHORIZED SIGNERS. Pursuant to this Limited Power of Attorney, individuals holding the titles of Officer, Blue Sky Manager, or Senior Blue Sky Administrator at the Administrator shall have authority to act on behalf of the Trust with respect to item 1 above.

The execution of this limited power of attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by the Administrator of such termination of authority. Nothing herein shall be construed to constitute the appointment of the Administrator as or otherwise authorize the Administrator to act as an officer, director or employee of the Trust.

IN WITNESS WHEREOF, the Trust has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.



By:
     -------------------------
Name:
     -------------------------
Title:
     -------------------------

                             LIMITED POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, as of ____________, 1999 that the CDC Global Independence Fund with principal offices at 9 West 57th Street, New York, New York (the "Trust") makes, constitutes, and appoints STATE STREET BANK AND TRUST COMPANY (the "Administrator") with principal offices at 225 Franklin Street, Boston, Massachusetts its lawful attorney-in-fact for it to do as if it were itself acting, the following:

1. REGISTRATION OF TRUST SHARES. The power to register shares of the Trust in each jurisdiction in which Trust shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file any and all Trust applications, including without limitation, applications to register shares, consents, including consents to service of process, reports, including without limitation, all periodic reports, claims for exemption, or other documents and instruments now or hereafter required or appropriate in the judgment of the Administrator in connection with the registration of Trust shares.

2. AUTHORIZED SIGNERS. Pursuant to this Limited Power of Attorney, individuals holding the titles of Officer, Blue Sky Manager, or Senior Blue Sky Administrator at the Administrator shall have authority to act on behalf of the Trust with respect to item 1 above.

The execution of this limited power of attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by the Administrator of such termination of authority. Nothing herein shall be construed to constitute the appointment of the Administrator as or otherwise authorize the Administrator to act as an officer, director or employee of the Trust.

IN WITNESS WHEREOF, the Trust has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.



By:
     -------------------------
Name:
     -------------------------
Title:
     -------------------------